                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Aspen Insurance Holdings Limited            Tel: 441-297-9382
Noah Fields, Head of Investor Relations
Julian Cusack, Chief Financial Officer

U.S. CONTACTS:

The Abernathy MacGregor Group               Tel: 212-371-5999
Carina Thate
Jason Thompson

U.K. CONTACTS:

The Maitland Consultancy                    Tel: 44 20 7379 5151
Brian Hudspith



ASPEN INSURANCE HOLDINGS LIMITED REPORTS SECOND QUARTER AND SIX MONTHS TO JUNE 30, 2004 FINANCIAL RESULTS

     o NET INCOME OF $80.9 MILLION FOR SECOND QUARTER 2004 AND $165.9 MILLION FOR THE SIX MONTHS TO JUNE 30, 2004.

     o SECOND QUARTER 2004 COMBINED RATIO 71% AND 68% FOR THE SIX MONTHS TO JUNE 30, 2004.

HAMILTON, BERMUDA, August 3, 2004 -- Aspen Insurance Holdings Limited (NYSE:
AHL;BSX:AHL BH) today reported net income of $80.9 million, or $1.13 per diluted share, for the three months ended June 30, 2004 and $165.9 million, or $2.31 per diluted share for the six months to June 30, 2004.

Gross written premiums were $380.4 million for the second quarter 2004 and $1,020.6 million for the six months to June 30, 2004. The combined ratio was 71% for the second quarter 2004, and 68% for the six months to June 30, 2004.

Chris O'Kane, chief executive officer, said, "I am very pleased to report another strong quarter for Aspen. Our diversified reinsurance and insurance platform continues to generate excellent returns and positions us to manage growth and profitability in a market where the number of attractive underwriting opportunities is declining."

Net investment income was $14.9 million for the second quarter 2004 and $26.9 million for the six months to June 30, 2004.

The Company reports separately on its reinsurance and insurance operations. Gross written premiums for the reinsurance segment were $292.5 million for the second quarter 2004 and $851.4 million for the six months to June 30, 2004. The reinsurance operations reported a combined ratio of 68% for the second quarter 2004 and 64% for the six months to June 30, 2004. Gross written premiums for the insurance segment were $87.9 million for the second quarter 2004 and $169.2 million for the six months to June 30, 2004. The insurance operations reported a combined ratio of 79% for the second quarter 2004 and 80% for the six months to June 30, 2004.

Shareholders' equity increased from $1,299 million at December 31, 2003 to $1,453 million at June 30, 2004.

EARNINGS CONFERENCE CALL

Aspen will hold a conference call tomorrow, August 4, 2004, to discuss its second quarter 2004 financial results at 8:30 AM (New York City time). Investors may participate in the live conference call by dialing 800-473-6123 (toll-free domestic) or 973-582-2706 (international); passcode: 4914896. Please call to register at least 10 minutes before the conference call begins. A replay of the call will be available through August 14, 2004 via the telephone starting approximately two hours following the live call on August 4, 2004, and can be accessed at 877-519-4471 (toll-free domestic) or 973-341-3080 (international); passcode: 4914896.

In addition, a financial supplement relating to the Company's financial results for the second quarter 2004 and six months to June 30, 2004 is available in the Investor Relations section of the Company's website at www.aspen.bm.

ABOUT ASPEN INSURANCE HOLDINGS LIMITED

Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and surplus lines insurance in the United States. Aspen's operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company. Aspen's reinsurance segment consists of property reinsurance, casualty reinsurance and specialty reinsurance lines of business. Aspen's insurance segment consists of commercial property insurance and commercial liability insurance lines of business. Aspen's principal existing shareholders include The Blackstone Group, Candover Partners Limited, Wellington Underwriting plc and Credit Suisse First Boston Private Equity. For more information about Aspen, please visit the Company's website at www.aspen.bm.

APPLICATION OF THE SAFE HARBOR OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release may contain, and Aspen may from time-to-time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan,' "believe," "project," "anticipate," "seek," "will," "estimate," "may," "continue," and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not limited to: the impact of acts of terrorism and acts of war and related legislations; the possibility of greater frequency or severity of or unanticipated losses from natural or man-made catastrophes; the effectiveness of the Company's loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the loss of key personnel; a decline in the operating subsidiaries' ratings with Standard & Poor's, A.M. Best or Moody's; changes in general economic conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; decrease in demand for the Company's insurance or reinsurance products and cyclical downturn of the industry; and changes in governmental regulation or tax laws in the jurisdictions where the Company conducts business. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission on March 26, 2004. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

SUMMARY OF RESULTS - CONSOLIDATED INCOME STATEMENT

                                                   Three Months     Three Months      Six Months         Six Months
                                                       Ended            Ended            Ended             Ended
(in US $ millions)                                 June 30, 2004    June 30, 2003    June 30, 2004     June 30, 2003
                                                   -------------    -------------    -------------     -------------
UNDERWRITING REVENUES
Gross premiums written                                     380.4            252.3          1,020.6            830.0
Premiums ceded                                             (16.8)             4.6           (147.6)          (164.0)
                                                       ---------        ---------        ---------        ---------
Net premiums written                                       363.6            256.9            873.0            666.0
Change in unearned premiums                                (36.6)           (46.2)          (240.2)          (333.7)
                                                       ---------        ---------        ---------        ---------
Net premiums earned                                        327.0            210.7            632.8            332.3

UNDERWRITING EXPENSES
Losses and loss expenses                                  (139.4)           (95.2)          (263.5)          (165.9)
Acquisition expenses                                       (65.2)           (44.8)          (124.2)           (71.1)
General and administrative expenses                        (26.1)            (7.1)           (44.2)           (14.5)
                                                       ---------        ---------        ---------        ---------
Total Underwriting Expenses                               (230.7)          (147.1)          (431.9)          (251.5)
                                                       ---------        ---------        ---------        ---------
Underwriting Income                                         96.3             63.6            200.9             80.8
                                                       ---------        ---------        ---------        ---------

OTHER OPERATING REVENUE
Net investment income                                       14.9              5.8             26.9             10.7
Interest expense                                            (0.1)             0.0             (0.5)             0.0
Other income                                                 0.0             (0.2)             0.0              0.0
                                                       ---------        ---------        ---------        ---------
Total other operating revenue                               14.8              5.6             26.4             10.7
                                                       ---------        ---------        ---------        ---------

OPERATING INCOME BEFORE TAX                                111.1             69.2            227.3             91.5
                                                       ---------        ---------        ---------        ---------

OTHER
Net exchange gain (loss)                                     0.1              0.0             (0.7)             0.0
Net realized investment (losses)                            (4.0)             0.0             (4.3)             0.0
                                                       ---------        ---------        ---------        ---------
INCOME BEFORE INCOME TAX                                   107.2             69.2            222.3             91.5

Income taxes                                               (26.3)           (19.3)           (56.4)           (26.4)
                                                       ---------        ---------        ---------        ---------
NET INCOME AFTER TAX                                        80.9             49.9            165.9             65.1
                                                       ---------        ---------        ---------        ---------
Dividends Paid                                              (2.1)                             (4.2)
                                                       ---------        ---------        ---------        ---------
Retained Income                                             78.8             49.9            161.7             65.1
                                                       ---------        ---------        ---------        ---------

Components of Net Income (after tax)
           Operating income                                 83.7             49.9            169.4             65.1
           Net realized investment (losses)                 (2.8)             0.0             (3.0)             0.0
           Net realized exchange (losses)                    0.0              0.0             (0.5)             0.0
                                                       ---------        ---------        ---------        ---------
NET INCOME AFTER TAX                                        80.9             49.9            165.9             65.1
                                                       ---------        ---------        ---------        ---------

PER SHARE DATA                                        Three Months   Three Months   Six Months     Six Months
(In US$ except for number of shares)                      Ended         Ended          Ended          Ended
                                                         June 30,      June 30,       June 30,       June 30,
                                                           2004          2003           2004           2004
                                                      ------------   ------------   -----------    -----------
Basic earnings per share
      Net income                                           1.17          0.88           2.40           1.14
      Operating income                                     1.21          0.88           2.45           1.14

Diluted earnings per share
      Net income                                           1.13          0.88           2.31           1.14
      Operating income                                     1.16          0.88           2.36           1.14

Weighted average common shares outstanding           69,174,303    56,919,780     69,176,253     56,919,780
Weighted average common shares outstanding and       71,929,628    56,919,780     71,916,678     56,919,780
dilutive potential common shares

Book value per share                                       20.9          16.6           20.9           16.6
Diluted book value (treasury stock method)                 20.1          16.6           20.1           16.6

Common shares outstanding at end of the period       69,174,303    56,919,780     69,174,303     56,919,780
Common shares outstanding and dilutive potential     71,929,628    56,919,780     71,929,628     56,919,780
common shares at end of the period

CONSOLIDATED BALANCE SHEET



(in US$ millions)                                    June 30,     December 31,
                                                       2004          2003
                                                    ---------     ------------
ASSETS
Investments
       Fixed Maturities                              1,515.0        1,048.1
       Short term investments                          535.5          568.2
                                                     -------        -------
       Total Investments                             2,050.5        1,616.3

Cash and cash equivalents                              217.7          230.8
Reinsurance Recoverables
       Unpaid losses                                    63.1           43.6
       Ceded unearned premiums                          93.7           48.9
Receivables
       Underwriting premiums                           754.8          496.5
       Other                                            21.5           40.8
Deferred policy acquisition costs                      146.6           94.6
Office properties and equipment                          1.2            0.4
Intangible assets                                        6.5            6.6
                                                     -------        -------
       Total Assets                                  3,355.6        2,578.5
                                                     =======        =======
LIABILITIES
Insurance Reserves
       Losses and loss adjustment expenses             755.9          525.8
       Unearned premiums                               864.3          572.4
                                                     -------        -------
       Total insurance reserves                      1,620.2        1,098.2

Payables
       Reinsurance premiums                             99.3           59.9
       Accrued expenses and other payables             142.6           81.7
       Bank debt                                        40.0           40.0
                                                     -------        -------
       Total Liabilities                             1,902.1        1,279.8

SHAREHOLDERS' EQUITY
Ordinary shares                                      1,092.7        1,090.8
Retained earnings                                      342.4          180.7
Accumulated other comprehensive income, net of          18.4           27.2
                                                     -------        -------
taxes
       Total shareholders' equity                    1,453.5        1,298.7
                                                     -------        -------
Total Liabilities and Shareholders' Equity           3,355.6        2,578.5
                                                     =======        =======


SUMMARIZED CASH FLOW

(in US$ millions)                                                     Six Months     Six Months
                                                                      Ended June     Ended June
                                                                       30, 2004       30, 2003
                                                                      ----------     ----------
Net cash from operating activities                                         437.3          158.5
Net cash from investing activities                                        (449.0)         (63.6)
Net cash from financing activities                                          (2.1)           0.7
Effect of exchange rate movements on cash and cash equivalents               0.7            0.1
Increase in cash and cash equivalents:
       Cash at beginning of the period                                     230.8            9.6
                                                                      ----------     ----------

       Cash at end of the period                                           217.7          105.3
                                                                      ----------     ----------



NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed certain "non-GAAP financial measures", as such term is defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures in accordance with Regulation G is included in the financial supplement, which can be obtained from Aspen's website at www.aspen.bm.

(1) ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY (ROAE) is a non-GAAP financial measure. Annualized Operating Return on Average Equity is calculated using 1) operating income, as defined below and 2) excludes from average equity, the average after tax unrealized appreciation or depreciation on investments and the average after tax unrealized foreign exchange gains or losses. Unrealized appreciation (depreciation) on foreign exchange on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) is the result of exchange rate movements between the US dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance, nor is it likely to be realized. Therefore the Company believes that excluding this unrealized appreciation (depreciation) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. Average equity is calculated as the arithmetic average on a monthly basis for the stated periods.

The Company presents ROAE as a measure that it is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. See page 20 of the Company's financial supplement for a reconciliation of operating income to net income and page 15 for a reconciliation of average equity.

(2) OPERATING INCOME is a non-GAAP financial measure. Operating income is an internal performance measure used by the Company in the management of its operations and represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses.

The Company excludes after tax net realized capital gains or losses and after-tax net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see page 20 of the Company's financial supplement for a reconciliation of operating income to net income. The Company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

(3) DILUTED BOOK VALUE PER SHARE is a non-GAAP financial measure. The Company has included diluted book value per share because it takes into account the effect of dilutive securities; therefore, the Company believes it is a better measure of calculating shareholder returns than book value per share. Please see page 20 of the Company's financial supplement for a reconciliation of diluted book value per share to basic book value per share. The Company's financial supplement can be obtained from Aspen's website at www.aspen.bm.


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